Exhibit 99.1

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

AND

VENTURES ACQUISITION LLC

Dated December 9, 2020

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of December 9, 2020 (this “Agreement”), is entered into by and between (i) CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC., a Delaware corporation (“Seller”), and an indirect wholly-owned subsidiary of The Coca-Cola Company, a Delaware corporation (“KO”), and (ii) VENTURES ACQUISITION LLC, a Delaware limited liability company (“Buyer”), and an indirect wholly-owned subsidiary of Coca-Cola Consolidated, Inc., a Delaware corporation formerly known as Coca-Cola Bottling Co. Consolidated (“CCCI”). Seller and Buyer are collectively referred to herein as the “Parties” and are each individually referred to herein as a “Party”.

W I T N E S S E T H :

WHEREAS, as of the date hereof, Seller holds a 22.674% general partnership interest in Piedmont Coca-Cola Bottling Partnership (formerly known as Carolina Coca-Cola Bottling Partnership and CCBCC Coca-Cola Bottling Partnership), a Delaware general partnership (the “Partnership”);

WHEREAS, the Partnership was formed pursuant to that certain Partnership Agreement, dated as of July 2, 1993, as amended by that certain First Amendment to Partnership Agreement of Carolina Coca-Cola Bottling Partnership, dated August 5, 1993, that certain Second Amendment to Partnership Agreement of Carolina Coca-Cola Bottling Partnership, dated August 12, 1993, that certain Master Amendment to Partnership Agreement, Management Agreement and Definition and Adjustment Agreement, dated January 2, 2002 (the “Master Amendment”), and that certain Fourth Amendment to Partnership Agreement, dated March 28, 2003 (as so amended, the “Partnership Agreement”);

WHEREAS, CCCI serves as the manager of the day-to-day operations of the business of the Partnership pursuant to the terms and conditions of that certain Management Agreement, dated as of July 2, 1993, by and among CCCI, the Partnership, CCBC of Wilmington, Inc. (“CCBC Wilmington”), Seller, Coca-Cola Ventures, Inc. and Palmetto Bottling Company (as amended by that certain First Amendment to Management Agreement, dated as of January 1, 2001, the Master Amendment and that certain Third Amendment to Management Agreement, dated December 18, 2018, the “Management Agreement”);

WHEREAS, simultaneously with the execution of the Partnership Agreement and the Management Agreement, the Partnership, CCBC Wilmington, CCCI, Coca-Cola Ventures, Inc., KO, Seller, Carolina Coca-Cola Holding Company, The Coastal Coca-Cola Bottling Company, Eastern Carolina Coca-Cola Bottling Company, Inc., Coca-Cola Bottling Co. Affiliated, Inc., Fayetteville Coca-Cola Bottling Company and Palmetto Coca-Cola Bottling Company entered into that certain Definition and Adjustment Agreement, dated as of July 2, 1993 (as amended by the Master Amendment, the “DAA Agreement”), which DAA Agreement contained certain defined terms used in the Partnership Agreement and the Management Agreement and provided for certain adjustments that were made in connection with the initial capitalization of the Partnership;

WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell, assign, transfer, deliver and convey all right, title and interest of Seller in, to and under the general partnership interest of Seller in the Partnership, including, without limitation, the rights of Seller as a partner in the Partnership under the Partnership Agreement and under Delaware law applicable to the Partnership, including the Delaware Revised Uniform Partnership Act and Seller’s 22.674% interest in the capital, profits and losses of the Partnership, including, without limitation, Seller’s Capital Account, Seller’s rights to allocations of Net Profit and Net Loss, distributions of cash flow and capital items of the Partnership (collectively, the “Purchased Interest”), to Buyer and Buyer desires to acquire Seller’s entire right, title and interest in, to and under the Purchased Interest; and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Partnership Agreement or the DAA Agreement, as the case may be.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED INTEREST

Section 1.01. Sale and Transfer of Purchased Interest. On the date hereof, Seller, in consideration of the receipt of the Purchase Price in accordance with Section 1.02, hereby agrees to irrevocably sell, assign, transfer, deliver, and convey to Buyer, free and clear of all liens, security interests, pledges, rights of first refusal, claims or other encumbrances (“Liens”) (other than Liens that may arise under the Partnership Agreement or federal and state securities laws), all of Seller’s right, title, and interest in, to and under the Purchased Interest (the “Transaction”). The sale, assignment and transfer contemplated by this Section 1.01 shall be made pursuant to an assignment instrument in the form attached as Exhibit A hereto (the “Assignment Instrument”) and shall be effective upon the closing of the transactions contemplated by this Agreement, which closing will occur on the date hereof.

Section 1.02. Payment of the Purchase Price. In consideration of the sale, assignment and transfer of the Purchased Interest in accordance with Section 1.01, Buyer shall pay (or cause to be paid by an Affiliate thereof) to Seller an amount in cash equal to ONE HUNDRED MILLION DOLLARS ($100,000,000) (the “Purchase Price”). The payment of the Purchase Price to Seller hereunder shall be made on the date hereof in cash by the wire transfer of immediately available funds to such bank account(s) as designated in advance by Seller to Buyer in writing.

Section 1.03. Deliveries by Seller. On the date hereof, Seller has delivered to Buyer (a) a duly-executed Assignment Instrument in accordance with Section 1.01, (b) a letter of resignation from each member of the Executive Committee of the Partnership appointed by Seller or any Affiliate of Seller in the form attached as Exhibit B hereto, and (c) IRS Form W-9 executed by Seller.

Section 1.04. Deliveries by Buyer. On the date hereof, Buyer has delivered to Seller the Purchase Price as provided by Section 1.02.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof as follows:

Section 2.01. Due Incorporation; Good Standing; Capital Structure. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchased Interest is owned beneficially and of record by Seller, free and clear of any and all Liens, other than Liens that may arise under the Partnership Agreement and federal and state securities laws. Other than the Purchased Interest, Seller does not own or have any rights, title or interest in, to or under any partnership interests or other equity interests of the Partnership. There are no preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which Seller is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, the Purchased Interest, or any securities or obligations exercisable or exchangeable for or convertible into the Purchased Interest, and no securities or obligations evidencing such are authorized, issued or outstanding, other than as set forth in the Partnership Agreement.

Section 2.02. Authorization; Enforceability. Seller has full power and authority to execute and deliver this Agreement and the Assignment Instrument and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and the Assignment Instrument have been duly and validly authorized, and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Seller of this Agreement and the Assignment Instrument.

Section 2.03. Consents and Approvals. Except as otherwise provided by the Partnership Agreement, no consent, approval, waiver, authorization, notice or filing from or with any government entity or any other Person is required to be made or obtained by Seller by virtue of the execution, delivery or performance of this Agreement, other than the approval of this Agreement and the transactions contemplated hereby by KO’s board of directors, which approval has been obtained prior to the execution of this Agreement, and any applicable federal or state securities law filings that are required to be made as a result of the consummation of the transactions contemplated by this Agreement.

Section 2.04. Noncontravention. The execution, delivery and performance by Seller of this Agreement and the documents delivered hereunder to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not (a) violate any provision of the certificate of incorporation or bylaws of Seller, (b) violate or result in a breach of or constitute a default under any material contract, law, regulation, order, judgment or decree to which Seller is subject, or (c) result in the creation of any Lien on the Purchased Interest, except as may be created by Buyer.

Section 2.05. Binding Effect. This Agreement when executed and delivered by Buyer, and the Assignment Instrument, as applicable, constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 2.06. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any Affiliate of Seller who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the transactions contemplated by this Agreement.

Section 2.07. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending against, relating to or involving Seller which could reasonably be expected to adversely affect Seller’s ability to consummate the transactions contemplated by this Agreement or the Assignment Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof as follows:

Section 3.01. Due Incorporation; Good Standing. Buyer is a limited liability company duly formed validly existing and in good standing under the laws of the State of Delaware.

Section 3.02. Authorization. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized, and no additional limited liability company or member authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement.

Section 3.03. Consents and Approvals. Except as otherwise provided by the Partnership Agreement, no consent, approval, waiver, authorization, notice or filing from or with any government entity or any other Person is required to be made or obtained by Buyer, by virtue of the execution, delivery or performance of this Agreement, other than the approval of this Agreement and the transactions contemplated hereby by CCCI’s board of directors, which approval has been obtained prior to the execution of this Agreement, and any applicable federal or state securities law filings that are required to be made as a result of the consummation of the transactions contemplated by this Agreement.

Section 3.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby and thereby by Buyer, do not (a) violate any provision of the certificate of formation or limited liability company agreement of Buyer, or (b) violate or result in a breach of or constitute a default under any material contract, law, regulation, order, judgment or decree to which Buyer is subject.

Section 3.05. Binding Effect. This Agreement when executed and delivered by Seller, constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 3.06. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated this Agreement.

Section 3.07. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending against, relating to or involving Buyer which could reasonably be expected to adversely affect Buyer’s ability to consummate the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Further Assurances. From time to time after the date hereof, each Party shall, and shall cause its respective Affiliates to, promptly execute, acknowledge and deliver any other assurances or documents or instruments of transfer reasonably requested by another Party and necessary for the requesting Party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby.

Section 4.02. Survival. The representations and warranties, covenants and other agreements herein of Seller and Buyer contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

Section 4.03. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the covenants or agreements contained in this Agreement are not performed in accordance with their specific terms or are otherwise breached. Notwithstanding anything in this Agreement to the contrary, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions without posting bond or proving damages to prevent breaches of any covenants or agreements contained in this Agreement and to enforce specifically any terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity.

Section 4.04. Notices. All notices, communications, consents and deliveries under this Agreement shall be delivered in writing, unless otherwise expressly permitted herein, and shall be deemed given: (a) when delivered if delivered personally (including by courier); (b) upon receipt, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) upon receipt, if sent by a nationally recognized overnight delivery service which maintains records of the time, place and receipt of delivery; or (d) upon receipt of a confirmed transmission, if sent by email (or on the first business day following the date sent if the date sent is not a business day), in each case to the Parties at the following addresses or to such other addresses as may be furnished in writing by one Party to the other Party:

If to Buyer:	Ventures Acquisition LLC
c/o Coca-Cola Consolidated, Inc.
4100 Coca-Cola Plaza
Charlotte, NC 28211
Attention: E. Beauregarde Fisher III, Executive Vice President and General Counsel
Phone: (704) 571-7596
Email: Beau.Fisher@cokeconsolidated.com

With a copy to:	Moore & Van Allen, PLLC
100 North Tryon Street
Suite 4700
Charlotte, NC 28202
Attention: Joseph A. Fernandez
Phone: (704) 331-3521
Email: joefernandez@mvalaw.com

If to Seller:	Carolina Coca-Cola Bottling Investments, Inc.
c/o The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, GA 30301
Attention: John Murphy, Executive Vice President and
Chief Financial Officer
Phone: (404) 676-9060
Email: john.murphy@coca-cola.com

With a copy to:	The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, GA 30301
Attention: Bradley Gayton, Senior Vice President and
General Counsel
Phone: (404) 676-8401
Email: bgayton@coca-cola.com

Section 4.05. No Assignment or Benefit to Third Parties. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of each other Party. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer and Seller and their respective successors, legal representatives and permitted assigns any rights or remedies under or by reason of this Agreement.

Section 4.06. Entire Agreement. This Agreement together with the other agreements to be delivered pursuant hereto contain the entire understanding between the Parties hereto with respect to the acquisition of the Purchased Interest pursuant to this Agreement and supersedes all prior agreements and understandings, oral or written, with respect to such transaction. Except as may be specifically provided herein, there are no preconditions to the effectiveness of this Agreement.

Section 4.07. Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, or any of the agreements to be delivered pursuant hereto, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 4.08. Public Disclosure. Notwithstanding anything to the contrary contained herein, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement or the transactions contemplated hereby unless specifically approved in advance by Seller and Buyer, except as may be required to comply with the requirements of any applicable law and the rules and regulations of any stock exchange upon which the securities of either of the Parties or any of their respective Affiliates is listed (in which case a copy of such press release, announcement or communication shall be provided to the other Parties hereto in advance, to the extent reasonably practicable).

Section 4.09. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

Section 4.10. Personal Liability. This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any stockholder, director, officer, employee, authorized representative or agent of Buyer or Seller.

Section 4.11. Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This Agreement, and all claims or causes of action that may be based upon, or arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Parties irrevocably consents to the exclusive jurisdiction of and venue in the Court of Chancery of the State of Delaware and the federal courts of the United States of America located within the District of Delaware (and the appellate courts having jurisdiction of appeals from such courts), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware or the federal laws of the United States of America for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 4.12. Counterparts. This Agreement may be executed by facsimile or other electronic delivery and in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 4.13. Headings. The heading references herein and the table of contents hereof are for convenience purposes only and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.15. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties hereto or, in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.16. Waiver of Certain Matters. Seller and Buyer mutually waive any consent, approval, waiver, authorization, notice or filing to, from or with either Party required under the Partnership Agreement in connection with the execution, delivery or performance of this Agreement.

Section 4.17. Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

SELLER:

CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

By	/s/ Robert J. Jordan, Jr.
Name: Robert J. Jordan, Jr.
Title: Vice President

BUYER:

VENTURES ACQUISITION LLC

By	/s/ David M. Katz
Name: David M. Katz
Title: President

[Signature Page to Securities Purchase Agreement]

Exhibit A

Assignment Instrument

[See attached.]

ASSIGNMENT AGREEMENT

December 9, 2020

THIS ASSIGNMENT AGREEMENT (this “Assignment”) is made by CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC., a Delaware corporation (“Assignor”), in favor of VENTURES ACQUISITION LLC, a Delaware limited liability company (“Assignee”). Reference is hereby made to that certain Securities Purchase Agreement, dated as of the date hereof, by and between Assignor and Assignee (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Assignor hereby sells, assigns, transfers, delivers and conveys to Assignee, free and clear of all Liens (other than Liens that may arise under the Partnership Agreement or federal and state securities laws), all of Assignor’s rights, title and interest in, to and under the general partnership interest of Assignor in Piedmont Coca-Cola Bottling Partnership (formerly known as Carolina Coca-Cola Bottling Partnership and CCBCC Coca-Cola Bottling Partnership), a Delaware general partnership (the “Partnership”), including, without limitation, the rights of Assignor as a partner in the Partnership under the Partnership Agreement and under Delaware law applicable to the Partnership, including the Delaware Revised Uniform Partnership Act, and Assignor’s 22.674% interest in the capital, profits and losses of the Partnership, including, without limitation, Assignor’s Capital Account, Assignor’s rights to allocations of Net Profit and Net Loss, distributions of cash flow and capital items of the Partnership (collectively, the “Partnership Interest”). Assignor does hereby irrevocably constitute and appoint any duly appointed manager or member of the Executive Committee of the Partnership as attorney-in-fact to transfer the Partnership Interest on the books of the Partnership to Assignee with full power of substitution in the premises.

Assignor also hereby sells, assigns, transfers, delivers and conveys to Assignee, free and clear of all Liens, all of Assignor’s rights, title and interest in, to and under the certain Management Agreement, dated as of July 2, 1993, by and among CCCI, the Partnership, CCBC of Wilmington, Inc., Assignor, Coca-Cola Ventures, Inc. and Palmetto Bottling Company (as amended by that certain First Amendment to Management Agreement, dated as of January 1, 2001, the Master Amendment and that certain Third Amendment to Management Agreement, dated December 18, 2018).

Upon the full execution and delivery of this Assignment and the Purchase Agreement, this Assignment will be effective as of the closing of the transactions contemplated by the Purchase Agreement and deemed to have occurred contemporaneously with the closing of the transactions contemplated by the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

Assignor has caused this Assignment Agreement to be executed as of the date first written above.

ASSIGNOR:

CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

By:
Name:
Title:

Exhibit B

Resignation Letter – Executive Committee

[See attached.]

December 9, 2020

To:	Piedmont Coca-Cola Bottling Partnership

Re:	Resignation of [Mark Eppert][Lawrence R. Cowart]

In connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of December 9, 2020 (the “Purchase Agreement”), by and between Carolina Coca-Cola Bottling Investments, Inc., a Delaware corporation, and Ventures Acquisition LLC, a Delaware limited liability company, I hereby resign from my position as a member of the Executive Committee of Piedmont Coca-Cola Bottling Partnership effective upon the closing of the transactions contemplated by the Purchase Agreement.

[Remainder of page intentionally left blank.]

Very truly yours,

[Mark Eppert][Lawrence R. Cowart]